UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2005

Global Preferred Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-23637	58-2179041
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 East Johns Crossing, Suite 402, Duluth, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-248-3311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 25, 2005, Global Preferred Holdings, Inc. announced that it had completed the sale of its wholly owned reinsurance subsidiary, Global Preferred Re Limited, to GPRe Acquisition Corp., a wholly owned subsidiary of AEGON N.V. As consideration, Global Preferred received shares of AEGON N.V. common stock that have an aggregate value of approximately $57 million, pursuant to the Agreement and Plan of Reorganization, dated as of December 30, 2004.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

Not required.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X has not been included herein but is expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No. 99.1 Press Release dated May 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Preferred Holdings, Inc.

May 31, 2005	By:	/s/ Bradley E. Barks

Name: Bradley E. Barks
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 25, 2005